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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-65062) and related Prospectus of Maytag Corporation and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                    /s/  Ernst & Young LLP

Chicago, Illinois
July 27, 2001